UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 19, 2018

OZOP SURGICAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-212821	35-2540672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

319 Clematis Street Suite 714 West Palm Beach FL 33401

(Address of principal executive offices, including zip code)

(760) 466-8076

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☑	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Consulting Agreement

On October 19, 2018, Ozop Surgical Corp., a Nevada corporation (the “Company”) entered into a consulting agreement (the “Consulting Agreement”) with Draper Inc., a Nevada corporation (“Draper”). Pursuant to the Consulting Agreement the Company agreed to engage Draper as an independent consultant and Draper agreed to provide the Company with consulting services, including but not limited to the following: (i) reviewing the Company’s financial requirements; (ii) analyzing and assessing alternatives for the Company’s financial requirements; (iii) providing introductions to professional analysts and money managers; (iv) assisting the Company in financing arrangement to be determined and governed by separate and distinct financing agreements; (v) providing analysis of the Company’s industry and competitors in the form of general industry reports provided directly to Company and (vi) assisting the Company in advising of potential merger partners and developing corporate partnering relationships.

In exchange for the services to be provided by Draper pursuant to the Consulting Agreement, the Company agreed to pay Draper a total of 1,800,000 unregistered shares of the Company’s $0.001 par value per share, common stock, with 450,000 shares to be issued upon execution of the Consulting Agreement, and with 150,000 shares be issued and delivered each month at the beginning of the fourth month to the beginning of the twelve month, until the total amount of shares is issued. The Company further agreed to reimburse Draper under the Consulting Agreement for reasonable out-of-pocket expenses incurred by Draper in connection with the activities performed under the Consulting Agreement. Either party can terminate the Consulting Agreement by giving 30 days written notice to the other party.

The foregoing description of the Consulting Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Securities Purchase Agreement and Convertible Promissory Note

On October 19, 2018, the Company entered into a securities purchase agreement (the “SPA”) with Power Up Lending Group Ltd., a Virginia corporation (the “Investor”), pursuant to which the Company agreed to issue a 12% Convertible Promissory Note, (the “Note”) in the principal amount of $78,000 in exchange for a purchase price of $78,000. The Note matures 12 months after the date of issuance. The proceeds will be used by the Company for general corporate purposes and working capital. Pursuant to the SPA, the Company agreed not to conduct any equity (or debt with an equity component) financing in an amount less than $150,000 (the “Future Offering”) during the period beginning on the date of the issuance of the Note and ending nine months following such date without first giving the Investor notice of the Future Offering and allowing the Investor the option to purchase the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering. The SPA includes customary representations, warranties and covenants by the Company and customary closing conditions.

The Note is convertible into shares of the Company’s common stock beginning on the date which is 180 days from the issuance date of the Note, at a conversion price equal to 65% multiplied by the average of the lowest two trading prices during the 15 trading day period ending on the last completed trading date in the OTC Markets prior to the date of conversion, provided, however, that the Investor may not convert the Note to the extent that such conversion would result in the Investor’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by the Investor and its affiliates. The beneficial ownership limitation may not be waived by the Investor. The Note carries a pre-payment penalty if the Note is paid off in 30, 60, 90,120,150, or 180 days following the issue date. The pre-payment penalty is based on the then outstanding principal at the time of pay off plus accrued and unpaid interest multiplied by 110%, 115%, 120%,125%,130%, and 135% respectively. After the expiration of 180 days following the issue date, the Company shall have no right of prepayment.

Pursuant to the Note, during any period where monies are owed to the Investor under the Note, if the Company seeks to enter into any future financing transactions with a third party investor, excluding certain exempted issuances listed in the Note, the Company will be required to give notice of same to the Investor and in the event that the Investor determines that the terms of the subsequent investment are preferable to the terms of the securities issued to the Investor pursuant to the terms of the SPA, the Company will have to amend and restate the securities issued to the Investor pursuant to the SPA (which may include the conversion terms of the Note), to be identical to the instruments evidencing the subsequent investment.

On October 19, 2018, the Company initially reserved 654,545 shares of its common stock with its transfer agent, for issuance upon for conversion of the Note in accordance with the terms thereof (the “Reserved Shares”). The Investor shall have the right to periodically request that the number of Reserved Shares be increased.

The foregoing descriptions of the SPA and the Note do not purport to be complete and are qualified in their entirety by reference to the full text of the transaction documents, copies of which are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided above in “Item 1.01 - Entry into a Material Definitive Agreement,” of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the Common Stock pursuant to the Consulting Agreement and the issuance of the Note, are exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), in reliance upon exemptions from the registration requirements of the Act in transactions not involving a public offering, including, but not limited to the exemption provided pursuant to Rule 506(b) of Regulation D, as promulgated by the Securities and Exchange Commission under the Act for offers and sales of restricted securities in a private, non-public transaction to accredited investors, as defined in Rule 501 of Regulation D.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Consulting Agreement entered into between Ozop Surgical Corp. and Draper Inc. dated October 19, 2018.*

10.2	Securities Purchase Agreement entered into between Ozop Surgical Corp. and Power Up Lending Group Ltd. dated October 19, 2018.*

10.3	Convertible Promissory Note issued to Power Up Lending Group Ltd. by Ozop Surgical Corp. on October 19, 2018.*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

OZOP SURGICAL CORP.

Date: October 24, 2018	By:	/s/ Barry Hollander
Barry Hollander
Chief Financial Officer